Exhibit 99.1

Safeguard Scientifics Announces First Quarter 2008 Financial Results

Company Expects Sale of Legacy Partner Companies to Close in May 2008

WAYNE, Pa.--(BUSINESS WIRE)--Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage technology and life sciences companies, today announced its financial results for the first quarter 2008. Safeguard reported consolidated revenue of $15.9 million for the first quarter, an 80% increase as compared to $8.8 million in the first quarter of 2007, as adjusted for discontinued operations. Safeguard's consolidated net loss for the first quarter was $11.5 million, compared to a net loss of $8.9 million in the first quarter of 2007, excluding discontinued operations. Discontinued operations represent results from Safeguard’s majority-held partner companies Acsis, Inc., Alliance Consulting Group Associates, Inc. and Laureate Pharma, Inc. and in Q1 2007 also include the results of Pacific Title & Art Studio and Clarient’s former technology group.

As previously announced, Safeguard signed a definitive agreement to exit its ownership position in three majority-held partner companies – Acsis, Inc., Alliance Consulting Group Associates, Inc. and Laureate Pharma, Inc. – and three minority-held partner companies – NextPoint Networks, Inc., Neuronyx, Inc. and ProModel Corporation – through a transaction with Saints Capital. The purchase agreement addresses the fact that other investors in these companies held contractual rights of first refusal and/or rights of co-sale in connection with the contemplated transactions.

Certain investors in NextPoint Networks have formally notified Safeguard that they will exercise their co-sale rights and will therefore participate in the sale of NextPoint Networks shares to Saints. As a result, Safeguard will retain a continuing interest in NextPoint Networks following the transaction of approximately 10.5% and will receive gross proceeds of $78.1 million, including $10 million to be held in escrow through April 2009. In addition, Saints will relieve Safeguard of an aggregate of $31.5 million in debt guarantees concerning certain companies being sold. In the quarter ended March 31, 2008, Safeguard wrote down the aggregate carrying value of the bundle companies by $0.5 million to the total anticipated gross proceeds, net of the costs necessary to complete the transaction.

After the bundled transaction closes, and based on the retained interest the company will now maintain in NextPoint, Safeguard will have 14 partner companies in its portfolio. In 2007, aggregate revenue of these partner companies, for the portions of 2007 during which Safeguard held an ownership position in such companies, was $115 million. Safeguard anticipates that the total aggregate revenue for these companies will increase to between $175 million and $200 million for the full 2008 fiscal year.

Peter J. Boni, President and Chief Executive Officer of Safeguard said, “Our deal pipeline is healthy and active with an impressive backlog of quality opportunities. We continue to look at equity opportunities and have a number of exciting potential prospects. In aggregate, our current partner companies executed to plan in the first quarter and continue to make progress in advancing their products, growing their revenues and improving their drive towards profitability. We look forward to a year of delivering results and building value in our partner companies and for our shareholders.”

“The planned bundled sale of our ownership position in six legacy partner companies is progressing, except we are no longer selling our full ownership position in NextPoint Networks,” Boni continued. “With this transaction, Safeguard will still fully align its partner companies with its strategic objectives to target high-growth segments within the technology and life sciences sectors. We continue to execute against our game plan and are committed to providing Wall Street and Main Street with the tools necessary to improve transparency in our portfolio and recognize shareholder value.”

LIFE SCIENCES PARTNER COMPANIES FIRST QUARTER HIGHLIGHTS

MAJORITY HOLDINGS

Clarient, Inc. (Nasdaq: CLRT), a premier diagnostics services resource for pathologists, oncologists and the pharmaceutical industry, continues to deliver robust growth, including first quarter revenue from continuing operations of $15.9 million, an increase of 80% from the prior year. Additionally, Clarient reported positive adjusted EBITDA for the first quarter of 2008 and continues to expect strong revenue growth in 2008. Safeguard’s 59% ownership position in Clarient had a market value of over $74 million as of April 30, 2008.

Laureate Pharma, Inc., a full service contract manufacturing organization that provides development and cGMP manufacturing services, delivered 41% revenue growth in the first quarter of 2008 compared to the first quarter of 2007. Backlog contracts grew with several sizeable orders in Q1 and the company continues to actively drive its aggressive growth plans for 2008. Safeguard has a 100% ownership position in Laureate.

MINORITY HOLDINGS

Advanced BioHealing, Inc. (ABH), a leader in the science of regenerative medicine, recorded revenues of over $7 million during the first quarter. Revenues were driven by additional traction from its FDA-approved Dermagraft® for diabetic foot ulcers. Revenue growth plans for 2008 remain aggressive and the company is evaluating the introduction of additional product offerings. Safeguard deployed capital in ABH in February and May 2007 and has a 28% ownership position.

Alverix, Inc. is a point-of-care diagnostic company that produces low cost, handheld reader devices with the accuracy and precision of laboratory instrumentation. Alverix’s devices enable central laboratory quality results to be accomplished in the physician offices, laboratory outreach locations, retail clinics and homes where test information is critical to patient care. In the first quarter of 2008, Alverix continued to generate revenue. Safeguard deployed capital in Alverix in October 2007 and has a 50% ownership position.

Avid Radiopharmaceuticals, Inc., a leader in the development of molecular imaging products for neurodegenerative diseases, continues to anticipate entering Phase 2 clinical trials in 2008 for two of its imaging compounds, which target early diagnosis of Alzheimer’s and Parkinson’s disease. The company is developing a third product line to target diabetes. Safeguard deployed capital in Avid in May 2007 and has a 14% ownership position.

Cellumen, Inc., a cellular systems biology company that produces the most accurate predictability of drug efficacy and safety, reducing failure rates and improving cost management, is now penetrating the market with shipments of their cellular tools to pharmaceutical clients. Safeguard deployed capital in Cellumen in June 2007 and has a 40% ownership position.

Neuronyx, Inc. is a development-stage biopharmaceutical company whose mission is to discover, develop and deliver new medicines by leveraging the ability of adult bone marrow-derived cells to repair, regenerate and remodel tissue in acute and chronic disease settings. Neuronyx is entering pre-clinical studies for several indications and expects to select a candidate to move toward the clinic later this year. Safeguard has a 7% ownership position in Neuronyx.

NuPathe, Inc., which specializes in the development of therapeutics for the treatment of neurological and psychiatric disorders including migraine and Parkinson’s disease, expects to begin Phase 3 studies for its NP101 SmartRelief™, the first-ever transdermal patch for migraine relief, in 2008. According to research from NuPathe as well as third parties, 26 million people in the U.S. suffer from migraines annually; 2.4 million of them are placed on a triptan therapy; and 70% of those suffer from nausea and vomiting – side effects that can be circumvented with NuPathe’s novel drug-delivery approach. Additionally, NuPathe continues its pre-clinical development of NP-201 for the treatment of Parkinson’s disease. Safeguard deployed capital in NuPathe in September 2006 and October 2007 and has a 26% ownership position.

Rubicor Medical, Inc. is a medical device company focused on the development and commercialization of minimally invasive breast biopsy and tissue removal technologies. In 2008, Rubicor plans to form new partnerships. Safeguard deployed capital in Rubicor in August 2006 and has a 36% ownership position.

TECHNOLOGY PARTNER COMPANIES FIRST QUARTER HIGHLIGHTS

MAJORITY HOLDINGS

Acsis, Inc., a leader in connecting people, devices, and supply chains with enterprise business systems, reported record first quarter revenue of $5.9 million, a 41% increase from the prior year. The company also narrowed its operating loss to $0.7 million from $2.6 million a year ago, and secured new and upgrade orders with the U.S. military and pharmaceutical companies. Safeguard has a 96% ownership position in Acsis.

Alliance Consulting Group Associates, Inc., a business intelligence solution provider to Fortune 2000 companies, reported first quarter revenue of $20.8 million, compared to $21.5 million in the first quarter of 2007. Recent streamlining and expense reduction measures have resulted in lower operating loss in the first quarter of 2008 compared to 2007. Safeguard has a 99% ownership position in Alliance.

MINORITY HOLDINGS

Advantedge Healthcare Solutions, Inc. (AHS), a technology-based services provider of medical billing solutions to physician groups using its proprietary software, is executing to plan. Safeguard deployed capital in AHS in November 2006 and has a 35% ownership position.

Authentium, Inc., a leading developer of security software-as-a-service technologies and systems, officially launched its new SafeCentral platform, a convenient Web service that lets anyone surf the Internet in complete privacy and safety, even if their computer is already infected with spyware or viruses. SafeCentral’s end-to-end technology prevents cyber crime and identity theft by locking down PCs, launching a secure browser, and connecting users to a trusted portal of more than 15,000 popular destinations. Safeguard deployed capital in Authentium in two rounds, one in April 2006 and another in June 2007 and has a 19.9% ownership position.

Beyond.com, Inc. is among the world’s largest networks of online niche career sites, owning more than 2,100 Internet domains and operating a network of over 15,000 geographic and industry-specific career communities. In the first quarter of 2008, Beyond.com renewed its distribution agreement with Yahoo!. Safeguard deployed capital in Beyond.com in March 2007 and has a 37% ownership position.

Bridgevine, Inc. is the leading comparative online shopping engine for digital services and products such as high speed internet, VoIP, digital TV, satellite radio and music. In the first quarter of 2008, Bridgevine continued to experience robust growth ahead of plan. Safeguard deployed capital in Bridgevine in August 2007 and has a 21% ownership position.

NextPoint Networks, Inc., formed through the merger of Safeguard’s partner company NexTone and Reef Point Systems, is a leading provider of secure and intelligent IP-based connectivity solutions that connect devices to networks, and networks to networks, enabling high-quality voice, data, and video sessions to flow, efficiently, securely and reliably. Merger integration appears to be moving smoothly with healthy Q1 bookings. Safeguard has a 12% ownership position in NextPoint Networks, which will drop to 10.5% once the bundle transaction is completed.

Portico Systems, Inc., which offers health plans software solutions exclusively focused on unlocking the value of Provider Network Management, executed according to plan in the first quarter of 2008 and remains on track for strong growth in 2008. Portico has signed its first major subscription license transaction as a part of the company’s transition to a high-visibility recurring revenue model. Safeguard deployed capital in Portico in August 2006 and February 2008 and holds a 47% ownership position.

ProModel Corporation is a leading provider of simulation-based, decision making solutions for improving performance throughout the enterprise. ProModel saw steady performance in the first quarter of 2008 with increased traction at target defense and pharmaceutical clients. Safeguard has a 49.7% ownership position in ProModel.

Our stealth partner company is a pre-launch technology company building the world's first Social Information Management System (SIMS), a software suite that aggregates and intelligently integrates Web Applications with Content Management and Social Networking capabilities. This stealth partner company anticipates going from alpha to beta test in the second quarter of 2008. Safeguard deployed $2.2 million in August 2007 and has a 14% ownership position.

SAFEGUARD SCIENTIFICS FIRST QUARTER 2008 EARNINGS CALL

Date: Thursday, May 1, 2008

Time: 9:00am ET

Webcast: www.safeguard.com/earnings

Call-in Number: 800-309-8407
(International) +706-643-1196

Replay Number: 800-642-1687
(International) +706-645-9291
Audio Replay available until May 15, 2008 at 11:59pm ET

Conference ID# 44222764

Podcast: www.safeguard.com/podcast
Available within 24 hours following the conclusion of the earnings call

UPCOMING EVENTS

JMP Securities Research Conference

Safeguard Scientifics is presenting at the 7th Annual JMP Securities Research Conference on Monday, May 19, 2008 at 2:30pm PT at The Ritz-Carlton, San Francisco. The presentation will also be webcast at www.safeguard.com/FMP.

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS), Technology-Enabled Services and Internet-based Businesses, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2008	2007

Assets
Cash and cash equivalents and marketable securities - Parent	$74,789	$95,275
Cash and cash equivalents - Consolidated Partner Company	3,139	1,516
Other current assets	40,378	38,706
Assets held for sale	5,728	5,717
Current assets of discontinued operations	32,197	32,867
Total current assets	156,231	174,081
Ownership interests in and advances to companies	83,839	87,286
Goodwill, net	12,729	12,729
Other	16,886	18,346
Non-current assets of discontinued operations	99,463	99,420
Total Assets	$369,148	$391,862

Liabilities and Shareholders' Equity
Lines of credit	$9,000	$13,997
Other current liabilities	23,968	25,781
Current liabilities of discontinued operations	49,081	50,132
Total current liabilities	82,049	89,910
Other long-term liabilities	12,313	12,313
Convertible senior debentures	129,000	129,000
Non-current liabilities of discontinued operations	5,395	5,916
Redeemable consolidated partner company stock-based compensation	-	84
Total shareholders' equity	140,391	154,639
Total Liabilities and Shareholders' Equity	$369,148	$391,862

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended March 31,
	2008	2007

Revenue	$15,886	$8,829
Operating expenses	21,353	18,397
Operating loss	(5,467)	(9,568)
Other income, net interest, equity loss and minority interest	(5,984)	707

Net loss from continuing operations before income taxes	(11,451)	(8,861)
Income tax expense	-	(14)
Net loss from continuing operations	(11,451)	(8,875)
Loss from discontinued operations, net of tax	(3,942)	(2,807)

Net loss	$(15,393)	$(11,682)

Basic and diluted net income (loss) per share:
Loss from continuing operations	$(0.09)	$(0.07)
Net loss from discontinued operations	(0.04)	(0.03)

Net loss per share	$(0.13)	$(0.10)

Weighted average shares outstanding	122,996	122,116
Basic and Diluted

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended March 31,
	2008	2007

Revenue
Clarient	$15,886	$8,829
Life Sciences	-	-
Technology	-	-
Total Segment Results	$15,886	$8,829

Operating Loss from Continuing Operations (a)
Clarient	$(170)	$(3,294)
Life Sciences	-	-
Technology	-	-
Total Segment Results	(170)	(3,294)
Other Items (c)	(5,297)	(6,274)
	$(5,467)	$(9,568)

Safeguard Share of Net Loss from Continuing Operations (b)
Clarient	$(98)	$(1,974)
Life Sciences	(4,386)	(1,176)
Technology	(1,787)	(586)
Total Segment Results	(6,271)	(3,736)
Other Items (c)	(5,180)	(5,139)
Net Loss from Continuing Operations	$(11,451)	$(8,875)

(a) Operating Loss from Continuing Operations represents the revenue less operating expenses of each segment, and excludes any allocation to minority interest.

(b) Safeguard Share of Net Loss from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.

(c) Other Items includes corporate expenses, income taxes, and private equity fund activity.

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our partner companies, we are providing additional financial information on our partner companies, including carrying value by majority partner company, as well as aggregate cost and carrying value for all of our minority partner companies and other holdings. Carrying value of a partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges. The carrying value and cost data reflect our percentage holdings in the partner companies.

				March 31,
				2008
Safeguard Carrying Value by Majority Partner Company
Acsis				$16,519
Alliance Consulting				52,712
Clarient				18,517
Laureate Pharma				7,953
				$95,701

				Carrying Value	Cost
Safeguard Carrying Value and Cost
Minority Partner Companies				$81,283	$126,108
Other holdings				8,284	35,113
				$89,567	$161,221

Total Carrying Value				$185,268

Results of Discontinued Operations:

	Three Months Ended March 31, 2008
						Total
		Alliance	Laureate	Pacific Title		Discontinued
	Acsis	Consulting	Pharma	& Art Studio		Operations
Revenue	$5,940	$20,759	$6,998			$33,697
Net loss	(655)	(943)	(1,886)	(458)		(3,942)

	Three Months Ended March 31, 2007
					Clarient	Total
		Alliance	Laureate	Pacific Title	Technology	Discontinued
	Acsis	Consulting	Pharma	& Art Studio	Group	Operations
Revenue	$4,215	$21,457	$4,980	$6,522	$804	$37,978
Net income (loss)	(2,640)	(1,659)	(1,789)	2,679	602	(2,807)

Safeguard Scientifics, Inc.
Partner Company Financial Data (Continued)
(in thousands)

Clarient reported positive adjusted earnings before interest expense, income taxes, depreciation and amortization and stock-based compensation ("Adjusted EBITDA") for the first quarter of 2008. We believe that Adjusted EBITDA represents a useful measure of assessing the performance of Clarient, as it reflects its business momentum without the impact of certain non-cash items. Adjusted EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles (GAAP). Safeguard is providing this financial information to enhance understanding of the Clarient segment within Safeguard’s GAAP consolidated financial statements and it should be considered by investors in addition to, but not instead of, the financial statements prepared in accordance with GAAP.  Below is a reconciliation of Adjusted EBITDA to net loss from continuing operations before income taxes for Clarient.

Three Months Ended
March 31, 2008
Adjusted EBITDA for Clarient
Net loss from continuing operations before income taxes	$(98)
Add:
Interest expense, net	315
Depreciation and amortization	869
Stock-based compensation	279
Adjusted EBITDA	$1,365

CONTACT:
Safeguard Scientifics, Inc.
John E. Shave, 610-293-0600
Vice President
Investor Relations and Corporate Communications